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Exhibit 10.1

      REPRESENTATION AGREEMENT BEWEEN TRANSBOTICS CORPORATION AND RonI LLC

  This agreement (the "Agreement"), entered into as of September 7, 2001 is between TRANSBOTICS Corporation ("TRANSBOTICS") formerly NDC Automation, Inc. doing business at 3400 Latrobe Drive, Charlotte, NC 28211, and RonI LLC. ("RonI") doing business at 9311D Monroe Road, Charlotte NC 28270.

Whereas: TRANSBOTICS supplies certain Automated Guided Vehicle System ("AGVS") controls hardware, software and engineering services, excluding any products or services of TRANSBOTICS discontinued after the date hereof, (the "Products") and other proprietary designs.

RonI distributes ergonomic lifters and automated equipment under proprietary designs using the trade name Lift-o-Flex and Flex-o-matic.

Under this Agreement, TRANSBOTICS will provide engineering, design, supply, implementation and support of AGV Systems, unless otherwise agreed.

Under this Agreement, RonI will provide marketing and sales of AGV Systems through their distribution network, unless otherwise agreed.

  A. Agreement:

TRANSBOTICS appoints RonI as an authorized sales representative for Transbotics. RonI accepts such appointment and agrees to act as TRANSBOTICS's representative throughout the term of this Agreement. As to RonI's sale of Products to any customers of the Products, the parties hereto will agree on the handling of such sales on a job-by-job basis. In the case of business opportunities in other areas outside its distribution network, the handling of such opportunities will be handled on a case-to-case basis.

Both parties hereto will use their best efforts to promote sales of Products at competitive prices and to inform each other of business opportunities for mutual benefit under this Agreement.

  B. Covenants of TRANSBOTICS:

Pursuant to RonI's written orders for Products, subject to the terms and conditions as mutually agreed between the Parties from case to case (which Terms and Conditions shall supplement but not amend the terms set forth in this agreement), TRANSBOTICS will supply products and any other equipment that is accepted and confirmed by both parties for the sale through RonI according to the timeline agreed to by RonI and TRANSBOTICS.

Pursuant to RonI's written orders for Products, subject to the terms and conditions as mutually agreed between the parties from case to case, TRANSBOTICS will provide engineering services for the implementation and support of Products.

TRANSBOTICS will set all prices to RonI for the Products that RonI elects to purchase from TRANSBOTICS.

TRANSBOTICS agrees to hold RonI, its officers, employees, and agents harmless from and against and indemnify RonI for all liability, loss, costs, expenses or damages caused by reason of any defects in design and manufacture of the Products (except as to those Products designed and manufactured by RonI). TRANSBOTICS is to place RonI on its liability and product liability insurance policy as and additional insured, except for claims arising out of faulty design
                                  ----------------------------------------------
or manufacture of RonI's products. TRANSBOTICS will also provide RonI with a
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copy of the certificate of workmen's compensation insurance.

Upon acceptance and confirmation by TRANSBOTICS, TRANSBOTICS warrants to RonI that TRANSBOTICS's products will comply with all specifications established by RonI's customer. Such warranty shall last for the duration of RonI's warranty ("maximum one year") to its customer pertaining to TRANSBOTICS's equipment.

  C. Covenants of RonI:

RonI shall market and sell the Products as supplied by TRANSBOTICS. All other mechanical equipment that TRANSBOTICS supplies will be marketed on an application per application basis. RonI will use their best efforts to

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generate sales for TRANSBOTICS.

RonI may provide installation services as agreed with TRANSBOTICS and will have sole authority to quote and set the equipment sales price and the installation price as to the Products to the Customers. No representation, warranty, or other commitment by RonI in connection with such re-sales in excess of the terms and conditions agreed between the Parties from case to case will be binding on TRANSBOTICS without its prior written approval. RonI will provide launch support for the Products to the Customers.

RonI agrees to fully perform all of its obligations to its customers under contracts for the sales of Products.

RonI will work as a team with TRANSBOTICS for all launch support. Launch support is presence of a qualified technician during a time period, to be specified by the customer, at the initial production use of the device.

RonI will provide after sales support, including warranty service, to the Customers, and bill the Customers direct for non-warranty services. Warranty service shall be handled in accordance with the warranty terms and procedures agreed upon between the Parties.

RonI agrees to hold TRANSBOTICS, its officers, employees, and agents harmless from and against and indemnity TRANSBOTICS, its officers, employees, and agents for all liability, loss, costs, expenses or damages caused by reason of any neglect in installation or service of the Products covered by this Agreement, or the making by RonI of any representation or warranty in excess of those permitted or authorized by TRANSBOTICS under this Agreement or under the terms and conditions agreed between the Parties from case to case, except for claims
                                                             -----------------
arising out of faulty design or manufacture of TRANSBOTICS products. RonI is to
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place TRANSBOTICS on its liability and product liability insurance policy as an additional insured, except for claims arising out of faulty design manufacture
                    ----------------------------------------------------------
of TRANSBOTICS products. RonI will also provide TRANSBOTICS with a copy of the
-----------------------
certificate of workmen's compensation insurance.

Upon termination of this Agreement, any proprietary information (including trade secrets) developed, owned of licensed by RonI prior to and/or during this Agreement shall remain the exclusive property of RonI. Any proprietary information (including trade secrets) developed by TRANSBOTICS prior to and/or during this Agreement shall remain the exclusive property of TRANSBOTICS. TRANSBOTICS retains the elusive right title worldwide to any improvement, invention, copyright, patent, trade secret or other intellectual property developed or arising from the Products in connection with the parties' performance under this Agreement (a "Development"). Intellectual property in RonI's equipment that interfaces with TRANSBOTICS's products shall belong exclusively to RonI. Intellectual property in TRANSBOTICS's products that interfaces with RonI's equipment shall belong exclusively to TRANSBOTICS. No license is granted by TRANSBOTICS to RonI regarding any Development, and RonI waives and releases, and hereby assigns to TRANSBOTICS, any and all copyright, patent other proprietary right that RonI may hereafter have, directly or indirectly, to any such Development. RonI will market the Products under such product names, trademarks and logos as may be directed by TRANSBOTICS and will identify all Products as those of TRANSBOTICS. TRANSBOTICS will not use RonI's and RonI will not use TRANSBOTICS's trade or service marks without prior written consent of the other party.

In the case of technology, equipment or solutions being jointly developed by the two parties and/or in case one party wishes to manufacture on behalf of the other, the terms and conditions for such events shall be agreed upon in a separate agreement.

Agreement shall survive the execution of this Agreement and shall continue in full force and effect until the later of the date of the termination of this Agreement or the completion of the parties' obligations hereunder. Notwithstanding anything to the contrary in this paragraph, the following paragraphs shall survive expiration or termination of this Agreement: Fourth paragraph of Section B, Sixth and Seventh paragraph of Section C, Section F, Section K, Section L, Section N and Section O. In addition, all obligations of each party that have accrued prior to termination or that are of a continuing nature will survive such termination.

RonI shall notify TRANSBOTICS promptly in writing of any adverse or unexpected results or any actual or potential damage, claim or lawsuit relevant to a Product and, if and to the extent requested by TRANSBOTICS in writing, RonI shall suspend distribution of any Product. RonI will also promptly notify TRANSBOTICS of any infringement of any trademarks, copyrights, patents or other proprietary rights relating to the Products.

RonI's failure to give notice to TRANSBOTICS will not affect TRANSBOTICS's obligation under this Agreement, unless TRANSBOTICS can demonstrate actual prejudice rising from the failure to give notice.

  D. Term of this Contract:

This Agreement is for two (2) years commencing on the date first above written and will automatically be renewed year to year unless either party gives at least 90 days written notice of termination. (See Section E).

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 E. Termination:

Either party may terminate this Agreement after the two years' initial term for any reason, with at least 90 days prior written notice at any time after such initial term. In addition, this Agreement may be terminated by either party for cause immediately by written notice upon the occurrence of any of the following events: (i) if the other party ceases to do business, or otherwise terminates its business operations; (ii) if the other party breaches any material provision of this Agreement and fails to fully cure such breach within 30 days of its receipt of written notice describing the breach; (iii) if the other party becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other; (iv) in case of TRANSBOTICS's termination, misuse of any trademark or logo of TRANSBOTICS; (v) in case of change of control or ownership of the other party, except in the event Gunnar Lofgren remain in control of RonI; or (vi) in case of competitor of one party acquires an equity position exceeding ten (10) percent of the other party. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other legal, equitable and contractual remedies will remain available.

 F. Dispute:

Any dispute or controversy which may arise between the parties hereto out of or in relation to or in connection with this Agreement will be submitted to arbitration in the defending party's state, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, before a maximum of three (3) arbitrators appointed pursuant to such rules, and that determination of such arbitrators shall be final, binding and conclusive on the parties. Judgment upon the award of the arbitration may be entered by and court of competent jurisdiction.

 G. Notice

Notice under this Agreement shall be sent in writing by U.S. Mail certified or registered, with return receipt requested, to:

                             Transbotics Corporation
                             3400 Latrobe Drive
                             Charlotte, NC  28211

Or to:                                                      RonI LLC
                                                            9311D Monroe Road
                                                            Charlotte, NC 28270

 H. Force Majeure:

TRANSBOTICS will not be held responsible or liable for delays in delivery Products where forces outside their control affect the situation, such as fire, war, and other acts of god. In the event of a Product shortage, TRANSBOTICS shall have the right to allocate its available Products among its distributors and other customers (including itself) in such manner, as TRANSBOTICS considers advisable, as long as TRANSBOTICS meets it's agreed upon timeline.

I.  Entire Agreement:

This Agreement, together with the Exhibits hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements with respect to matters provided for herein. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by the parties hereto.

J.  Non Assignable:

This Agreement, or any part hereof, shall not be assignable, whether by operation of law otherwise, by either party hereto without the prior written consent of the other party. Any such assignment without consent will be null, void and of no force or effect.

K.  Exclusive Business Entities:

Nothing in this Agreement is intended to be construed so as to constitute RonI and TRANSBOTICS as partners or joint ventures, or either party hereto as the employee, agent, franchisee or legal representative of the other party. The

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parties hereto expressly understand and agree that RonI is an independent contractor in the performance of each and every part of this Agreement, is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith. TRANSBOTICS is in no matter associated with or otherwise connected with the actual performance of this Agreement on the part of RonI, nor with RonI's employment of other persons or incurring of other expenses.

  L. Representation or Warranties:

RonI agrees not to make any representations or warranties relating to TRANSBOTICS's products other that those expressly set forth in this Agreement without TRANSBOTICS's prior written approval.

TRANSBOTICS warrants only to RonI that the Products shipped to RonI by TRANSBOTICS will confirm to the warranties and representations set forth in the terms and conditions agreed between the Parties from case to case. TRANSBOTICS MAKES NO OTHER WARRANTIES WITH RESPECT TO THE PRODUCTS AND DISCLAIMS ALL OTHER WARRANTIES EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

  M. Conflicting Terms:

RonI's purchase orders or mutually agreed change orders shall be subject to all provisions of this Agreement, whether or not the purchase order or change order so states. Except as otherwise agreed by the parties in writing after the date of this Agreement, all purchases of Products from TRANSBOTICS by RonI are subject only to the terms and conditions agreed between the Parties from case to case, notwithstanding any conflicting term herein or in any purchase order of RonI.

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N. Limited Liability; Waiver:

Neither party will be liable for and each party hereby waives and releases any claims against the other party for any indirect, special, incidental, punitive, contingent, or consequential damages, including lot sales, revenues or profit, loss or return of or damage to product, loss of facilities, inventory, work-in-process, or time and materials, or loss of prospective economic advantage, arising from any performance or failure to perform under this Agreement.

Notwithstanding the above, neither party waives the right to claim reimbursement by the other party for damage claims of the customer, if customer's claims arise out of the failure to perform by the other party.

O. Covenant not to compete:

During the term of this Agreement, RonI agrees not to manufacture, market, distribute or sell any other products identical or similar to the Products.

P. General:

This Agreement will not create any right in or obligation to any third party. This Agreement will be governed by and construed in accordance with the internal laws of the State of North Carolina, without regard to the principles of conflicts of laws thereof. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be limited or eliminated to the maximum extent possible and this Agreement shall otherwise remain in full force and effect and enforceable.

    IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed on its behalf by a duly authorized officer as of the day and year first above written.

                             TRANSBOTICS:                                 RONI:

                       TRANSBOTICS CORPORATION.         RONI, LLC



                      BY: ___/s/ Claude Imbleau         BY: __/s/ Gunnar Lofgren
                             Claude Imbleau                 Gunnar Lofgren
                             President                      President

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